UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: October 28, 2014

(Date of earliest event reported)

VISTA GOLD CORP.
(Exact Name of Registrant as Specified in Charter)

British Columbia, Canada
(State or Other Jurisdiction of Incorporation)

1-9025 (Commission File Number)	Not Applicable (IRS Employer Identification No.)

7961 Shaffer parkway, suite 5, littleton, colorado 80127

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code:   (720) 981-1185

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Item 7.01  Regulation FD

On October 28, 2014, the Registrant stated that the Invecture Group, S.A. de C.V. (“Invecture”) has announced that the Los Cardones gold project in Baja California Sur, Mexico, has been suspended because the conditions for its development are not favorable at this time.

In October 2013, the Registrant sold 100% of its debt and equity participation in the Los Cardones gold project to Invecture and RPG Structured Finance S.a.r.l. (together the “Purchasers”) for total consideration of US$13 million, US$7 million of which was paid at closing and US$6 million of which is due by January 30, 2015 (as extended from January 30, 2014 and from July 31, 2014).  The Purchasers have the option to elect, in their discretion, not to make the second payment of US$6 million, in which case, the Registrant will retain all amounts already received and the Los Cardones gold project will be returned to the Registrant.

Invecture’s announcement introduces substantial doubt that the second payment of US$6 million will be made by January 30, 2015.

In accordance with General Instruction B.2 of Form 8-K, the information set forth herein is deemed to be “furnished” and shall not be deemed to be “filed” for purposes of the Securities Exchange Act of 1934, as amended and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.  The information set forth in Item 7.01 of this report shall not be deemed an admission as to the materiality of any information in this report on Form 8-K that is required to be disclosed solely to satisfy the requirements of Regulation FD.

SIGNATURES

In accordance with the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

VISTA GOLD CORP. (Registrant)
Dated: October 29, 2014	By: /s/John F. Engele John F. Engele Chief Financial Officer